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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 1999
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                         FIRSTSPARTAN FINANCIAL CORP.
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             (Exact name of registrant as specified in its charter)


         Delaware                   0-22445                   56-2015272
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(State or other jurisdiction    (Commission File            (IRS Employer
     of incorporation)               Number)             Identification No.)


   380 E. Main Street, Spartanburg, South Carolina              29302
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       Address of principal executive offices                 Zip Code

Registrant's telephone number, including area code:    (864) 582-2391
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                                Not Applicable
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          (Former name or former address, if changed since last report)



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Item 5.     Other Events

FirstSpartan Financial Corp. (the "Company") announced on June 2, 1999 that its Board of Directors had declared a special cash distribution in the amount of $12.00 per share, payable on June 25, 1999 to shareholders of record on June 14, 1999. The Company expects that the majority of the distribution will be a non-taxable return of capital, although the exact amount of the distribution that could be considered non-taxable cannot be confirmed until the Company determines its operating results for the 1999 tax year. The amount of the special cash distribution that would be treated as a return of capital will be treated as a reduction in the cost basis of each share and will not be subject to income tax as a dividend to shareholders. The press release concerning the announcement of this event is incorporated herein by reference and is included as Exhibit 99.1 to this Form 8-K.

Also, on June 2, 1999, the Company entered into a loan agreement with Central Carolina Bank and Trust Company in the amount of $35,000,000 for the purpose of funding payment of a portion of the special cash distribution previously described. The loan agreement is incorporated herein by reference and is included as Exhibit 99.2 to this form 8-K.

Item 7.     Exhibits

      99.   Exhibits
       1    Press Release of the Company Dated June 2, 1999
       2    Loan Agreement with Central Carolina Bank and Trust Company Dated
            June 2, 1999



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    FirstSpartan Financial Corp.
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                                    (Registrant)


June 9, 1999                        /s/ Billy L. Painter
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Date                                President and Chief Executive Officer